                                                                  Exhibit (j)(1)


                               CONSNT OF COUNSEL


          We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information that is included in Post-Effective Amendment No. 35 to the Registration Statement (No. 33-22884) on Form N-1A under the Securities Act of 1933, as amended, and Post-Effective Amendment No. 37 to the Registration Statement (No. 811-5577) on Form N-1A under the Investment Company Act of 1940, as amended, of The Glenmede Fund, Inc. This consent does not constitute a consent under section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             /s/ Drinker Biddle & Reath LLP
                                             -----------------------------------
                                             DRINKER BIDDLE & REATH LLP


Philadelphia, Pennsylvania

February 27, 2003